SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 11, 2004
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                                BRT REALTY TRUST
                                ----------------
               (Exact name of Registrant as specified in charter)




        Maryland                    1-7172                      13-2755856
    -----------------------------------------------------------------------
   (State or other            (Commission file No.)           (IRS Employer
    jurisdiction of                                            I.D. No.)
     incorporation)


     60 Cutter Mill Road, Suite 303, Great Neck, New York         11021
     --------------------------------------------------------------------
          (Address of principal executive offices)             (Zip code)


        Registrant's telephone number, including area code     516-466-3100
                                                               ------------


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Item 9. Regulation FD Disclosure. (The information provided herein is being provided under Item 12 of Form 8-K, Results of Operations and Financial Condition).

         Attached hereto as an exhibit is a copy of a Press Release issued by the registrant on February 11, 2004. The Release which is being furnished to the Securities and Exchange Commission, discloses information regarding the registrant's results of operations for the quarter ended December 31, 2003.



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Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



                                BRT REALTY TRUST



Date:     February 12, 2004           By:  /s/ Simeon Brinberg
                                           -------------------
                                           Simeon Brinberg
                                           Secretary


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                                BRT REALTY TRUST
                         60 Cutter Mill Road, Suite 303
                              Great Neck, NY 11021
                            Telephone (516) 466-3100
                               Fax (516) 466-3132
                                www.BRTRealty.com


                                BRT REALTY TRUST
                         ANNOUNCES RESULTS OF OPERATIONS
                     FOR THE QUARTER ENDED DECEMBER 31, 2003

Great Neck, New York, February 11, 2004 -- BRT Realty Trust (NYSE:BRT) today announced that for the three months ended December 31, 2003, the first quarter of its fiscal year, it had total revenues of $3,669,000 and net income of $3,294,000, or $0.43 per share on a diluted basis. Net income for the quarter ended December 31, 2003 includes a net gain on sale of available securities of $720,000, or $0.09 per share, and net gain on sale of real estate assets of $591,000, or $0.08 per share. This compares with total revenues, net income and net income per share on a diluted basis of $4,130,000, $2,836,000 and $.38 per share, respectively, for the three months ended December 31, 2002. Net income for the quarter ended December 31, 2002 includes a net gain on sale of real estate assets of $195,000, or $0.03 per share. The weighted average number of common shares outstanding on a diluted basis was 7,671,566 and 7,536,538 for the three months ended December 31, 2003 and 2002, respectively.

Commenting on the results of operations for the three months ended December 31, 2003 Jeffrey Gould, President and Chief Executive Officer of BRT noted that the $461,000 decline in revenues quarter over quarter was due primarily to a decrease in the average interest rate earned on the loan portfolio, the receipt in the quarter ended December 31, 2002 of accrued interest on a non-accruing loan which was paid in full (there being no comparable revenue item in the current quarter) and a modest decline in the average balance of outstanding loans. Commenting further, he noted that total expenses increased by $176,000 quarter versus quarter due to increases in a number of expense categories including interest expense, advisor's fee and general and administrative expenses. Mr. Gould stated that BRT has experienced an increase in loan originations in the first quarter of fiscal 2003, continuing into 2004, noting that mortgages receivable, net, increased by $23,418,000 since fiscal year end from $65,997,000 at September 30, 2003 to $89,415,000 at December 31, 2003. The
increase in expenses was due in large measure to the increase in loan originations, as funds were borrowed in the months of November and December, 2003 to fund originations, and payroll and payroll related expenses and advertising and promotion increased as our level of business activity increased.

BRT Realty Trust is a mortgage-oriented real estate investment trust.

Certain information contained herein is forward looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. The forward looking statements should not be relied upon since they involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT's control and could materially affect actual results, performance or achievements.

Contact:  Simeon Brinberg - (516) 466-3100





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

                                BRT REALTY TRUST
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)
                    (In Thousands, except for Per Share Data)

                                                                     Three Months Ended
                                                                        December 31,
                                                                    2003            2002

Revenues                                                          $ 3,669         $ 4,130

Expenses                                                            1,718           1,542
                                                                    -----           -----

Income before equity in earnings of
   unconsolidated joint ventures and gain on sale                   1,951           2,588

Equity in earnings of unconsolidated entities                          43              63
Net gain on sale of real estates assets                               591             195
Net realized gain on sale of available-for
     -sale securities                                                 720               -
                                                                      ---             ---

Income before minority interest                                     3,305           2,846

Minority interest                                                     (11)            (10)
                                                                    -----           -----

Net income                                                        $ 3,294         $ 2,836
                                                                  =======         =======

Income per share of beneficial interest:

Basic earnings per share                                          $  0.44         $  0.38
                                                                  =======         =======

Diluted earnings per share                                        $  0.43         $  0.38
                                                                  =======         =======


Weighted average number of common shares outstanding:

Basic                                                           7,513,383       7,407,189
                                                                =========       =========
Diluted                                                         7,671,566       7,536,538
                                                                =========       =========


Cash distributions per common share                             $    0.38       $    0.30
                                                                =========       =========
